Exhibit 5.1

22 rue Bayard 75008 Paris
France
+33 1 57 57 80 80 Main
+33 1 57 57 80 81 Fax
Palais J096 www.dechert.com

November 19, 2024

Abivax S.A.

7-11 Boulevard Haussmann

75009 Paris

France

Re:	Registration Statement on Form F-3 filed by Abivax S.A

Ladies and Gentlemen:

We have acted as special French counsel to Abivax S.A., a French société anonyme (the “Company”) in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to $350,000,000 aggregate amount of (i) ordinary shares of the Company (the “Ordinary Shares”); (ii) American Depositary Shares representing Ordinary Shares (the “American Depositary Shares”); and/or (iii) warrants to purchase Ordinary Shares (the “Warrants”, and together with the Ordinary Shares and the American Depositary Shares, the “Shelf Securities”) in each case as contemplated by the Registration Statement on Form F-3 as filed by the Company with the United States Securities and Exchange Commission (the “Commission”) to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).

The Registration Statement includes two prospectuses: (i) a Base Prospectus (the “Base Prospectus”) covering the sale of the Shelf Securities and (ii) an equity distribution agreement prospectus (the “ATM Prospectus”), covering the offering, issuance and sale of up to $150,000,000 aggregate amount of Ordinary Shares that may be issued and sold under the Equity Distribution Agreement, dated November 19, 2024, between the Company and Piper Sandler & Co. (such agreement, the “Equity Distribution Agreement,” and such Ordinary Shares, the “ATM Shares,” and the ATM Shares, together with the Shelf Securities, the “Securities”).

In connection with the opinions expressed herein, we have examined and relied on original or copies, certified or otherwise identified to our satisfaction of such documents, records and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Ordinary Shares, when (a) the extraordinary shareholders’ meeting of the Company, the Board of Directors (Conseil d’Administration) of the Company (the “Board”) and, if applicable, the Chief Executive Officer (Directeur Général), have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Ordinary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company and issuance of the depositary certificate (certificat du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable.

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2. The American Depositary Shares, when (a) the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the American Depositary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company and issuance of the depositary certificate (certificat du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable.

3. The Warrants, when (a) the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Warrants and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued.

4. The ATM Shares, when issued, sold and delivered in the manner and for the consideration stated in the Equity Distribution Agreement upon payment of the consideration provided therein to the Company and issuance of the depositary certificate(s) (certificat(s) du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable.

The term “non-assessable”, which has no recognized meaning in French law, for the purposes of this opinion means that no present or future holder of ordinary shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the Ordinary Shares.

In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the relevant rules and regulations of the Commission will be timely filed with the Commission; (iii) the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company; (iv) the definitive terms of the Securities will have been established in accordance with the authorizing resolutions adopted by the ordinary and extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), the Company’s By-laws and applicable law; (v) the Company will issue and deliver the Securities in the manner contemplated in the Registration Statement and the amount of Securities issued will remain within the limits of the then authorized but unissued amounts of such Securities; (vi) all Securities will be issued in compliance with applicable securities and corporate law; and (vii) any deposit agreement, warrant agreement, purchase contract agreement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company.

We do not undertake or accept any obligation to update this opinion to reflect subsequent changes in French law or factual matters arising after the date of effectiveness of the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed above.

This opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors’ proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings), insolvency, moratorium and other laws of general application affecting the rights of creditors.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company. We are members of the Paris bar, and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Dechert (Paris) LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder

Very truly yours,

/s/ Dechert (Paris) LLP

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